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                                                                     Exhibit 11
                    Statement of Computation of Earnings Per Share

                                                         Three Months Ended
                                                              December 31,
                                                        1996             1995
                                                      --------         --------
INCOME (LOSS)

Net Income (loss)                                     $ 6,174          $ 5,588
                                                     --------          --------
                                                     --------          --------

EARNINGS (LOSS) PER COMMON AND
COMMON EQUIVALENT SHARE

Weighted average number of shares outstanding          16,620           16,399

Net effect of dilutive stock options based on
  the treasury method using the average
  market price of common stock (a)                                         866
                                                     --------          --------
Common stock and common stock equivalents              17,710           17,265
                                                     --------          --------
                                                     --------          --------
Earnings (loss) per common and common
  equivalent share                                    $ (0.35)         $  0.32
                                                     --------         --------
                                                     --------         --------
EARNINGS (LOSS) PER COMMON SHARE -
ASSUMING FULL DILUTION

Weighted average number of shares outstanding         16,620            16,399

Net effect of dilutive stock options based on
  the treasury method using the end of
  period market price of common, if
  higher than average (a)                              1,090              866
                                                     --------         --------

Common stock and common stock equivalents             17,710           17,265
                                                     --------         --------
                                                     --------         --------
Earnings (loss) per common and common
  equivalent share                                   $ (0.35)          $ 0.32
                                                     --------          --------
                                                     --------          --------

Notes:
(a)  Common stock equivalents represent stock options and warrants.